                 FREE WRITING PROSPECTUS FOR
                 FIRST FRANKLIN MORTGAGE LOAN TRUST,
(MERRILL LYNCH)  SERIES 2005-FF12
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                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                         $[1,874,757,000] (APPROXIMATE)
                       FIRST FRANKLIN MORTGAGE LOAN TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2005-FF12

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SELLER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                         FIRST FRANKLIN FINANCIAL CORP.
                                   ORIGINATOR

                        NATIONAL CITY HOME LOAN SERVICES
                                    SERVICER

                                      [TBD]
                                 MASTER SERVICER

                                      [TBD]
                                     TRUSTEE

                                DECEMBER 12, 2005


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   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                 FREE WRITING PROSPECTUS FOR
                 FIRST FRANKLIN MORTGAGE LOAN TRUST,
(MERRILL LYNCH)  SERIES 2005-FF12
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                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.


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   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

BACK
DEBT                                      AGGREGATE                            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
TO                                        PRINCIPAL      PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE
INCOME                  NUMBER OF          BALANCE        MORTGAGE   AVERAGE    CREDIT     BALANCE    ORIGINAL  ORIGINAL
RATIO                 MORTGAGE LOANS     OUTSTANDING        POOL      COUPON     SCORE   OUTSTANDING     LTV      CLTV
------                --------------  -----------------  ----------  --------  --------  -----------  --------  --------
0.01 to 5.00                   27         $7,768,318.94      0.40%     6.71%       663     $287,716     78.95%    89.72%
5.01 to 10.00                  22         $4,738,271.35      0.24%     6.72%       658     $215,376     76.22%    85.61%
10.01 to 15.00                 72        $14,588,617.50      0.74%     7.09%       650     $202,620     80.82%    89.09%
15.01 to 20.00                151        $27,480,758.28      1.40%     6.90%       660     $181,992     77.88%    86.46%
20.01 to 25.00                356        $58,675,160.07      2.99%     7.03%       643     $164,818     78.38%    85.50%
25.01 to 30.00                528       $104,643,290.62      5.32%     6.85%       658     $198,188     78.84%    88.06%
30.01 to 35.00                895       $165,352,202.57      8.41%     6.89%       652     $184,751     79.16%    88.40%
35.01 to 40.00              1,363       $281,943,704.48     14.35%     6.86%       655     $206,855     80.07%    91.30%
40.01 to 45.00              1,909       $433,204,255.73     22.04%     6.87%       661     $226,927     80.51%    92.86%
45.01 to 50.00              2,371       $545,874,068.41     27.78%     6.88%       658     $230,229     80.55%    93.39%
50.01 to 55.00              1,492       $319,616,263.03     16.26%     6.63%       650     $214,220     80.44%    93.93%
55.01 to 60.00                  8         $1,272,715.82      0.06%     7.49%       610     $159,089     79.54%    90.97%
                            -----     -----------------    ------      ----        ---     --------     -----     -----
TOTAL:                      9,194     $1,965,157,626.80    100.00%     6.84%       656     $213,743     80.13%    91.96%
                            =====     =================    ======      ====        ===     ========     =====     =====



BACK
DEBT
TO                    PERCENT
INCOME                 FULL     PERCENT     PERCENT
RATIO                   DOC        IO    SILENT SECOND
------                -------   -------  -------------
0.01 to 5.00          90.50%     52.28%     52.09%
5.01 to 10.00         87.89%     30.80%     58.96%
10.01 to 15.00        78.88%     58.16%     44.90%
15.01 to 20.00        79.14%     50.20%     44.36%
20.01 to 25.00        68.96%     43.04%     37.91%
25.01 to 30.00        65.79%     58.28%     48.08%
30.01 to 35.00        66.76%     55.34%     48.79%
35.01 to 40.00        59.21%     63.48%     58.75%
40.01 to 45.00        51.27%     67.64%     64.31%
45.01 to 50.00        51.59%     69.11%     66.33%
50.01 to 55.00        92.15%     73.42%     70.51%
55.01 to 60.00        66.83%     57.18%     57.18%
                      ------     -----      -----
TOTAL:                62.60%     65.65%     61.64%
                      ======     =====      =====